                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement


[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                           Harken Energy Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



                           Harken Energy Corporation
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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

                            HARKEN ENERGY CORPORATION
                         16285 PARK TEN PLACE, SUITE 600
                              HOUSTON, TEXAS 77084

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 2000



         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Harken Energy Corporation, a Delaware corporation ("Harken"), will be held in the Boardroom of the American Stock Exchange, 86 Trinity Place, New York, New York on Tuesday, June 13, 2000, at 10:00 a.m., New York time, for the following purposes:

         (1) To elect three Class A Directors of Harken to hold office in accordance with Harken's Certificate of Incorporation until the 2003 Annual Meeting of Stockholders and until their respective successors shall be duly elected and qualified; and

         (2) To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on April 20, 2000 as the date of record for determining the stockholders entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting and any adjournment or postponement thereof.

         Harken's Annual Report on Form 10-K, a Proxy Statement containing information relating to the matters to be acted upon at the Annual Meeting and a form of Proxy accompany this Notice.

         You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. Your vote is important. The giving of such proxy does not affect your right to revoke it later or vote your shares in person if you should attend the Annual Meeting.


                                       By Order of the Board of Directors





                                       Larry E. Cummings
                                       Secretary


         Houston Texas
         April 28, 2000

                            HARKEN ENERGY CORPORATION
                         16285 PARK TEN PLACE, SUITE 600
                              HOUSTON, TEXAS 77084

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 2000


                             SOLICITATION OF PROXIES

         The accompanying proxy is solicited on behalf of the Board of Directors of Harken Energy Corporation, a Delaware corporation ("Harken"), in connection with the Annual Meeting of Stockholders (the "Annual Meeting"), which will be held in the Boardroom of the American Stock Exchange, 86 Trinity Place, New York, New York, on June 13, 2000, at 10:00 a.m., Eastern time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice. This Proxy Statement and the accompanying Proxy was first mailed to stockholders of record on or about April 28, 2000.

                        RECORD DATE AND VOTING SECURITIES

         The Board of Directors has fixed the close of business on April 20, 2000 as the Record Date (herein so called) for determining the holders of common stock, $.01 par value per share, of Harken ("Common Stock") entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting. The shares of Common Stock are the only shares of capital stock entitled to vote at the Annual Meeting. On April 20, 2000, Harken had 163,216,509 shares of Common Stock outstanding.

                                QUORUM AND VOTING

         The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. If a quorum is not present or represented by proxy, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally called.

         In the election of Directors, each holder of Common Stock upon giving proper notice will be entitled to cumulate his, her or its votes by voting the total number of shares of Common Stock held by such stockholder at the close of business on April 20, 2000 multiplied by the number of Directors to be elected, as such stockholder may see fit. Any holder of Common Stock who intends to cumulate his, her or its votes is required to give written notice of such intention to the Secretary of Harken on or before the day preceding the election at which such holder intends to cumulate his, her or its votes. Notice may be given on the Proxy. All holders of Common Stock may cumulate their votes if any holder has given such written notice. Discretionary authority to cumulate votes is not being solicited. On any matters other than the election of directors submitted to a vote of the stockholders at the Annual Meeting or any adjournment thereof, each stockholder will be entitled to one vote for each share of Common Stock owned of record by such stockholder at the close of business on April 20, 2000.

         Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors.

                       ACTIONS TO BE TAKEN UNDER THE PROXY

         Proxies which are properly executed and returned will be voted at the meeting and any adjournment thereof in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated will be voted FOR election of management's three Class A Director nominees.

         Each of the nominees for election as directors has agreed to serve if elected. Harken knows of no reason why any of the nominees for election as directors would be unable to serve. Should any of the nominees be unable to serve, all proxies returned to Harken will be voted in accordance with the best judgement of the persons named as proxies except where a contrary instruction is given.

         Harken knows of no other matters, other than those stated above, to be presented for consideration at the Annual Meeting. If, however, other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgement on any such matters. The persons named in the accompanying proxy may also, if it is deemed advisable, vote such proxy to adjourn the meeting from time to time.

                               PROXY SOLICITATION

         The expense of the solicitation of proxies will be borne by Harken. Solicitation of proxies may be made in person or by mail, telephone or telegraph by directors, executive officers and other employees of Harken. Harken will request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and Harken will reimburse such entities for their reasonable out-of-pocket expenses. Harken has retained the services of ChaseMellon Shareholder Services to solicit proxies by mail, telephone, telegraph or personal contact. The estimated cost of the professional solicitation will be approximately $5,000 plus out-of-pocket expenses.

                               REVOCATION OF PROXY

         Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Secretary of Harken of such revocation; (b) by voting in person at the meeting; or (c) by executing and delivering to the Secretary of Harken a later dated proxy.

                            OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         As of April 20, 2000, there was no person known by Harken to beneficially own five percent (5%) or more of the outstanding shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the number of shares of Common Stock beneficially owned by each Director, each named executive officer, and all of Harken's Directors and executive officers as a group as of April 20, 2000.


                                                    NUMBER OF SHARES
                                                      BENEFICIALLY               PERCENT OF
                    NAME                                 OWNED                      CLASS
---------------------------------------------    -----------------------   ------------------------

Michael M. Ameen, Jr.                                       101,000(1)               (2)

Larry G. Akers                                               10,000                  (2)

Mikel D. Faulkner                                         1,941,242(3)             1.19%

Bruce N. Huff                                               788,750(4)               (2)

Gary R. Petersen                                             75,000(5)               (2)

Donald W. Raymond                                           203,750(6)               (2)

Guillermo Sanchez                                           468,750(4)               (2)

Hobart A. Smith                                             130,950(6)               (2)

Stephen C. Voss                                             778,750(4)               (2)

Gary B. Wood                                                338,750(7)               (2)

Larry E. Cummings                                           329,239(8)               (2)

All Directors and Executive Officers                      6,938,531(9)             4.25%
As a Group (17 Persons)


(1) Includes 80,000 shares issuable within 60 days upon exercise of options issued by Harken.

(2)      Less than one percent (1%).

(3) Includes 1,891,242 shares issuable within 60 days upon exercise of options issued by Harken.

(4) Represents shares issuable within 60 days upon exercise of options issued by Harken.

(5) Includes 75,000 shares issuable within 60 days upon exercise of options issued by Harken.

(6) Includes 81,250 shares issuable within 60 days upon exercise of options issued by Harken.

(7) Includes 48,588 shares owned by Concorde Financial Corporation which is 90% owned by Dr. Wood, 75,000 shares owned by Partners Trust and 10,000 shares held by Stephanie's Partners Trust, both trusts established for the benefit of Dr. Wood's children, 10,000 shares held by J&L Partner's Trust, of which Dr. Wood is the primary beneficiary, 10,000 shares held by Wood Management Trust, of which Dr. Wood is a potential beneficiary, and 83,750 shares issuable within 60 days upon exercise of options issued by Harken.

(8) Includes 287,564 shares issuable within 60 days upon exercise of options issued by Harken.

(9) Includes 6,019,906 shares issuable within 60 days upon exercise of options issued by Harken.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         The number of directors constituting the full Board of Directors of Harken has been established as ten (10) in accordance with Harken's Bylaws. The Certificate of Incorporation provides that the Board of Directors be divided into Classes A, B and C, with staggered terms of three (3) years each. There are presently nine (9) members serving on the Board of Directors with an open seat existing in Class "C", which previously had four (4) Directors in that Class. Three Class A Directors will be elected at the Annual Meeting to hold office until the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

NOMINEES FOR ELECTION AS CLASS A DIRECTORS:


                                                                                        DIRECTOR
                        NAME, AGE AND BUSINESS EXPERIENCE                                SINCE
-----------------------------------------------------------------------------------    -----------

MIKEL D. FAULKNER (Age - 50) - Chairman of the Board of Harken since February              1982
1991; CEO of Harken since 1982, and President of Harken from 1982 until
February 1993.

BRUCE N. HUFF (Age - 49) - President of Harken since March 1998 and Chief                  1996
Financial Officer since January 2000; Senior Vice President and Chief
Financial Officer of Harken from 1990 to March 1998.

GARY R. PETERSEN (Age - 53) - Managing Director of EnCap Investments LC for the            1997
last five years; Director of Nuevo Energy Company, Energy Capital
Investment Company and Equus II.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION OF MESSRS. FAULKNER, HUFF AND PETERSEN TO THE BOARD OF DIRECTORS.

VOTE REQUIRED TO BE ELECTED AS A DIRECTOR

To be elected a Director, each nominee must receive the affirmative vote of a plurality of the votes duly cast at the Annual Meeting.

DIRECTORS CONTINUING IN OFFICE:


                                                                                       DIRECTOR          TERM
                       NAME, AGE AND BUSINESS EXPERIENCE                                SINCE          EXPIRES
---------------------------------------------------------------------------------    -------------    -----------

MICHAEL M. AMEEN, JR. (Age - 76) - From 1989 to the present, Mr. Ameen has                1994            2001
served as a part time consultant to Harken with regard to Middle Eastern exploration projects; Independent Consultant on Middle East Affairs for the past seven years; Director of American Near East Refugee Aid (a charitable organization).

GARY B. WOOD, PH.D. (Age - 50) - Founder and Chief Executive Officer of Concorde          1995            2002
Companies (Concorde Financial Corporation; Concorde Capital Corporation;
Concorde Funds; and OmniMed Corporation), a private investment management and mutual funds group he founded in 1981 in Dallas, Texas. Serves on the boards of several private and public companies: International Hospital Corporation
(Chairman), Eoriginal, Inc. (Vice-Chairman), and Positron Corporation (OTC). He
also serves on the boards of several civic organizations: Society of
International Business Fellows (Chairman), the Health Industry Council of the
Dallas/Fort Worth Region (past Chairman), Parkland Health and Hospital System, and the Ronald McDonald House (finance committee).

DONALD W. RAYMOND (Age - 62) - Consultant to Harken from February 1993 to August          1993            2002
1995; Chairman, CFO and Treasurer of Chuska Resources Corporation from 1988 to
February 1993; President and Director of Sireen Oil, Inc. from 1990 to present.

STEPHEN C. VOSS (Age - 51) - Executive Vice President and Chief Operating                 1997            2002
Officer of Harken since September 1998, Senior Vice President of Harken from
1990 to September 1998.

LARRY G. AKERS (Age - 62) - From 1996 to the present, Mr. Akers has acted as an           2000            2001
independent energy advisor/consultant. From 1978 to 1988, he served as Chairman,
President and CEO of ESCO Energy, Inc. From 1969 to 1978, Mr. Akers served as exploration and development manager for Laclede Gas.

HOBART A. SMITH (Age - 63) - From June 1991 to the present, Mr. Smith has served          1997            2001
as a consultant to Smith International Inc., an oil field service company;
previously Mr. Smith served as Vice President Customer Relations for Smith
International, Inc.

                       DIRECTORS' MEETINGS AND COMMITTEES

         During 1999, the Board of Directors held three meetings, which included two regularly scheduled meetings and one special meeting. The Board of Directors also acted by written consent five times. The Board of Directors has standing Audit, Compensation and Special Committees. During 1999, the Audit Committee, comprised of Messrs. Ameen, Petersen and Smith, held two meetings and acted by written consent once. The Audit Committee reviewed the financial statements of Harken and received reports and other communications from Harken's independent auditors. During 1999, the Compensation Committee, comprised of Messrs. Raymond, Wood and Ameen, held two meetings and acted by written consent once. The Compensation Committee is responsible for selecting parties eligible for grants of stock options, for making and setting terms for such grants and for setting compensation for the executive officers of Harken and its subsidiaries. During 1999, the Special Committee, comprised of Messrs. Wood, Smith, Ameen and Huff, held four meetings. The Special Committee reviewed and made determinations concerning several matters involving certain derivative securities previously issued by Harken.

         Harken does not have a Nominating Committee. Nominations for directors of Harken are considered by the entire Board. Stockholders wishing to recommend a candidate for consideration by the Board can do so in writing to the Secretary of Harken at its corporate offices in Houston, Texas, giving the candidate's name, biographical data and qualifications. Any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

         During 1999, each current member of the Board of Directors attended or acted upon at least seventy-five percent (75%) of (i) the meetings of the Board of Directors (held during the period during which he was a Director), and (ii) the meetings of the committees on which he served (held during the periods that he served on such committees).

                            COMPENSATION OF DIRECTORS

         In 1999, each non-employee Director of Harken received an annual retainer of $10,000 plus $2,500 for each committee on which the Director serves. Non-employee Directors do not receive any additional fees for meetings attended. In addition, each non-employee Director then serving was granted options to purchase 50,000 shares of Common Stock at an exercise price of $0.8125 on December 30, 1999. The exercise price of the options granted in 1999 was equal to the market price of the Common Stock on the date of grant. Mr. Akers, who was elected to the Board of Directors on February 7, 2000, was granted on April 6, 2000, options to purchase 50,000 shares of Common Stock at an exercise price of $1.00, which exercise price was equal to the market price of the Common Stock on the date of grant.

           CERTAIN MATTERS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

         In July 1997, Gary R. Petersen was elected to the Board of Directors of Harken. Mr. Petersen is also a Managing Director of EnCap Investments L.C. ("EnCap"). EnCap has historically provided financial consulting and investment banking services to Harken. On May 19, 1998, pursuant to an Asset Purchase and Sale Agreement, Harken purchased working interests in oil and gas properties located in Southern Louisiana from St. Martinville Partners, Ltd. and Bargo Energy Company. EnCap has a significant equity interest in St. Martinville Partners. Harken issued an aggregate of 2,716,483 shares of Common Stock to St. Martinville Partners, Ltd. and Bargo Energy Company, which had an approximate value of $16,250,000 at the time the transaction was consummated. In July 1999, Harken paid cash of approximately $4,000,000 in additional consideration to St. Martinville Partners, Ltd. and Bargo Energy Company upon the resolution of certain contingencies resulting from the purchase. Harken believes that the terms of the transactions were no less favorable to Harken than those which could have been obtained from an unaffiliated party.

         In October 1997, Harken entered into a Development Finance Agreement with EnCap and certain affiliates of EnCap (the "EnCap Investors"). EnCap serves as the general partner of three of the EnCap Investors and Mr. Petersen serves as a director of a fourth EnCap Investor. In connection with the EnCap Development Finance Agreement, EnCap received an investment banking fee of $500,000. In October 1999, Harken purchased all the interests and rights held by the EnCap Investors for $20,000,000 cash. Harken believes that the terms of the transaction were no less favorable to Harken than those which could have been obtained from an unaffiliated party.

         In addition, in December 1999, Harken acquired certain oil and gas leases covering nine exploration prospect areas from Benz Energy, Incorporated ("Benz"), for a purchase price of $12,000,000 evidenced by a convertible debenture given by Harken to Benz (the "Debenture"), which Debenture bears interest at 5% per annum and is convertible into Harken Common Stock at a price of $6.50 per share. An amount of the principal of this Debenture equal to $4,071,320.74 is due and payable on May 26, 2003. The remaining $6,803,679.26 amount of the principal of this Debenture is due and payable on November 26, 2003. EnCap is considered to be an affiliate of Benz due to its equity ownership in Benz. EnCap also has elected two members to the Benz Board of Directors, one of which is Mr. Petersen. Harken believes that the terms of the transaction were no less favorable to Harken than those which could have been obtained from an unaffiliated party.

         During 1997 and 1998 Harken made loans to Bruce N. Huff, Stephen C. Voss and Richard H. Schroeder, each at that time a Director and executive officer of Harken in the amount of $50,000, $95,000 and $250,000 respectively. In 1999, Harken made a loan to Larry E. Cummings, an executive officer of Harken in the amount of $67,750. At December 31, 1999 Harken had outstanding loans to Mr. Huff, Mr. Voss, Mr. Schroeder and Mr. Cummings in the amounts of $50,000, $95,000, $250,000 and $67,750 respectively. As of April 20, 2000 these amounts remained the same. Each loan is evidenced by a promissory note bearing interest at the rate of 7 percent per annum and is due and payable upon 30 days notice from Harken. Each of the promissory notes is secured by options to purchase shares of Common Stock held by such officers and Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the compensation paid during fiscal years 1999, 1998 and 1997 to Harken's Chief Executive Officer and Harken's four most highly compensated executive officers other than the Chief Executive Officer (the "named executive officers").


                                            SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------------
                                                  Annual Compensation                             Long Term Compensation
                            ----------------------------------------------------------------  --------------------------------
                                                                                               Securities
                                                                                               Underlying
Name and Principal           Fiscal                             Other Annual    All Other     Options/SAR's       Other
    Position                 Year       Salary        Bonus     Compensation   Compensation       (#)          Compensation
------------------          ------    ------------  ---------  --------------  -------------  -------------   ---------------

Mikel D. Faulkner             1999    $   255,000    $  84,904   $  22,424(1)         --            730,000            --
Chairman and Chief            1998    $   295,000    $ 200,000   $  23,917(2)         --            350,000            --
Executive Officer             1997    $   215,000    $ 130,000   $  20,050            --            850,000            --

Bruce N. Huff                 1999    $   195,000    $  55,000   $  29,125(3)   $ 50,725(11)        460,000            --
President and Chief           1998    $   225,000    $ 120,000   $  21,327(4)         --            205,000            --
Financial Officer             1997    $   180,000    $  75,000   $   7,962            --            500,000            --

Stephen C. Voss               1999    $   195,000    $  55,000   $  22,000(5)         --            460,000            --
Executive Vice President      1998    $   225,000    $ 120,000   $  17,000(6)         --            205,000            --
                              1997    $   180,000    $  75,000   $  14,853            --            500,000            --

Guillermo Sanchez             1999    $   163,005    $  11,500   $  16,394(7)         --            160,000            --
President of Harken de        1998    $   156,250    $  40,000   $   8,005(8)         --            100,000            --
Colombia, Ltd.                1997    $   125,000    $  25,000   $   7,159            --            250,000            --

Larry E. Cummings             1999    $   150,000    $  10,000   $  15,769(9)   $ 20,294(11)        120,000            --
Vice President, General       1998    $   150,000    $  25,000   $   8,414(10)        --             50,000            --
Counsel and Secretary         1997    $   110,000    $  15,000   $   4,212            --             50,000            --


----------------------

(1) Includes $2,616 relating to use of a company car, $9,808 for unused sick leave and vacation time, and $10,000 of 401(k) matching.

(2) Includes $13,244 relating to use of a company car, $5,673 for unused sick leave and vacation time, and $5,000 of 401(k) matching.

(3) Includes $7,875 relating to use of a company car, $11,250 for unused sick leave and vacation time, and 10,000 of 401(k) matching.

(4) Includes $12,000 related to a car allowance, $4,327 for unused sick leave and vacation time and $5,000 of 401(k) matching.

(5) Includes $12,000 related to a car allowance and $10,000 of 401(k) matching.

(6) Includes $12,000 related to a car allowance and $5,000 of 401(k) matching.

(7) Includes $6,394 for unused sick leave and vacation time and $10,000 of 401(k) matching.

(8) Includes $3,005 for unused sick leave and vacation time and $5,000 of 401(k) matching.

(9) Includes $5,769 for unused sick leave and vacation time and $10,000 of 401(k) matching.

(10) Includes $3,414 for unused sick leave and vacation time and $5,000 of 401(k) matching.

(11)     Compensation related to relocation expenses.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


---------------------------------------------------------------------------------------------------------------------------
                                  Number of           % of Total
                                  Securities        Options/SAR's
                                  Underlying          Granted to        Exercise Basis                         Grant Date
                                Options/SAR's        Employees in            Price             Expiration       Present
           Name                    Granted           Fiscal Year            ($/sh)                Date          Value(1)
-----------------------         -------------       --------------    -----------------        -----------      ----------

Mikel D Faulkner                   250,000               7.9%         250,000 @ $2.25             05/05/09      $ 375,000
                                   480,000              14.9%         480,000 @ $0.8125           12/30/09      $ 259,200

Bruce N. Huff                      160,000                 5%         160,000 @ $2.25             05/05/09      $ 240,000
                                   300,000               9.3%         300,000 @ $0.8125           12/30/09      $ 162,000

Stephen C. Voss                    160,000                 5%         160,000 @ $2.25             05/05/09      $ 240,000
                                   300,000               9.3%         300,000 @ $0.8125           12/30/09      $ 162,000




Guillermo Sanchez                   60,000               1.9%          60,000 @ $2.25             05/05/09      $  90,000
                                   100,000               3.1%         100,000 @ $0.8125           12/30/09      $  54,000


Larry E. Cummings                   40,000               1.2%          40,000 @ $2.25             05/05/09      $  60,000
                                    80,000               2.5%          80,000 @ $0.8125           12/30/09      $  43,200


--------------------------

(1) The grant date present value of these options was calculated based upon the Black-Scholes valuation method which calculated such present value as $1.50 per each option with a grant date market price of $2.25 and $0.54 per each option with a grant date market price of $0.8125. This analysis took into consideration the grant date market prices of the Common Stock of $2.25 per share on May 5, 1999, and $0.8125 per share on December 30, 1999, and assumed a four year life of such options and a risk free rate of return of 5.0%.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES


-----------------------------------------------------------------------------------------------------------------

                                                           Number of Securities           Value of Unexercised
                            Number of                     Underlying Unexercised              In-The-Money
                          Shares/SAR's                       Options/SAR's at                Option/SAR's at
                           Acquired on      Value             Fiscal Year End              Fiscal Year End (1)
                          -------------    --------    ----------------------------   ---------------------------
          Name              Exercise       Realized    Exercisable    Unexercisable   Exercisable   Unexercisable
          ----              --------       --------    -----------    -------------   -----------   -------------



Mikel D. Faulkner               --            --        1,891,242       1,555,000        $  --          $  --

Bruce N. Huff                   --            --          626,250       1,063,750        $  --          $  --

Stephen C. Voss                 --            --          616,250         901,250        $  --          $  --

Guillermo Sanchez               --            --          468,750         391,250        $  --          $  --

Larry E. Cummings               --            --          287,564         197,500        $  --          $  --

--------------------------

(1) The closing price for the Common Stock as reported on the American Stock Exchange as of December 31, 1999 was $0.8125. Value was calculated on the basis of the difference between the option exercise price and such closing price multiplied by the number of shares of Common Stock underlying the option.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee"), which is composed of three independent non-employee directors, develops and oversees Harken's executive compensation strategy. The strategy is implemented through policies and programs designed to support the achievement of Harken's business objectives and the enhancement of stockholder value. The Committee reviews on an ongoing basis all aspects of executive compensation. The Committee regularly reports to the Board of Directors on all items of compensation.

         The Committee's executive compensation policies and programs support the following objectives:

o To offer compensation opportunities that attract high quality individuals to Harken, motivates them to perform at their highest levels and rewards them for outstanding achievement.

o To align management's compensation with the annual and long-term performance of Harken.

o To maintain a significant portion of management's total compensation at risk, tied primarily to the creation of stockholder value.

         The basic elements of Harken's executive compensation strategy are:

         Base salary. The Committee annually reviews each executive's base salary. In establishing annual compensation for executive officers, the Compensation Committee takes into consideration many factors in making a determination of aggregate compensation. Such factors during 1999 included: (i) the financial results of Harken during the prior year; (ii) the performance of the Common Stock in the public market; (iii) prior compensation paid to such executives over the past five years; (iv) compensation of executive officers employed by companies comparable to Harken; (v) the achievements of management in completing significant projects during the year; and (vi) management's dedication and commitment in support of Harken. Although the Committee compares the compensation paid to Harken's executive officers with compensation paid by comparable companies, the Committee uses such comparison only as one factor in determining compensation levels for Harken's executive officers and the Committee does not set a target compensation level in comparison to the range of compensation paid by comparable companies. The Committee exercises its judgement based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered. After reviewing the above described factors and taking into account the recommendations of the Chief Executive Officer, the Committee set salary levels for 1999. Cash compensation for 1999 was set, on average, at the same or lower than 1998 levels as a reflection of the lower crude oil market prices that existed at the beginning of 1999.

         Cash bonuses. The Committee annually determines cash bonus levels based upon the same factors considered when setting each executive's base salary. In 1999, cash bonuses ranged from 6.7% of base salary to 33.3% of base salary. These cash bonuses were determined by the Committee based primarily upon factors and achievements made by management during the 1998 calendar year.

         Long-term incentive compensation. Harken's long-term incentive compensation consists of Harken's Stock Option Plans.

         The Committee views the granting of stock options and restricted stock awards as a significant method of aligning management's long-term interests with those of the stockholders. The Committee encourages executives, individually and collectively, to maintain a long-term ownership position in Harken's Common Stock. The Committee determines awards to executives based on its evaluation of criteria that include responsibilities, compensation, past and expected contributions to the achievement of Harken's long-term performance goals, and current practices of comparable companies. The exercise price of all stock options granted in 1999 was at or above the closing price of Common Stock on the date of grant and all stock options vest incrementally over a four-year period. Restricted stock grants may be used selectively to attract and retain executives and to recognize outstanding performance; however, no restricted stock awards were made in 1999.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Mr. Mikel D. Faulkner is the Chief Executive Officer and Chairman of the Board of Harken.

         The Committee took note of the fact that Harken made significant progress in 1998 towards implementing its overall business strategy. Harken completed several acquisitions of oil and gas properties in 1998 which increased Harken's domestic oil and gas reserve base and made progress in its Colombian exploration efforts. The Committee also noted that oil and gas prices were low at the beginning of 1999.

         The Committee decreased Mr. Faulkner's base salary by 13.5% for 1999 compared to his base salary for 1998. A cash bonus of $84,904 was granted to Mr. Faulkner. The Committee also granted Mr. Faulkner options to purchase 730,000 shares of Common Stock, which vest in equal increments over a four-year period. In granting options to Mr. Faulkner, the Committee took into consideration, among other factors the Committee found relevant, the amount and terms of the options already held by Mr. Faulkner.

COMPENSATION AND SEPARATION PAYMENTS FOR A FORMER VICE-CHAIRMAN/DIRECTOR

         Mr. Richard Schroeder served as Vice-Chairman of Harken for the first six months of 1999, and as a Director of Harken for the first nine months of 1999. He resigned as Vice-Chairman on June 22, 1999 and as Director on September 17, 1999. Mr. Schroeder received his prorated annual salary until the date of his resignation as Vice-Chairman. At the time of his resignation as Vice-Chairman, Mr. Schroeder signed a consulting agreement with Harken pursuant to which he receives a monthly consulting fee of $16,250 and office reimbursement allowance of $3,250. This consulting agreement extends for eighteen (18) months after the date of his resignation as Vice-Chairman. In addition, the terms of certain loans made by Harken to Mr. Schroeder totaling $250,000 were extended for the duration of the consulting agreement.

FEDERAL INCOME TAX CONSIDERATIONS

         In 1993, the Internal Revenue Code was amended to place a $1.0 million cap on the deductibility on compensation paid to individual executives of publicly held corporations. The Committee took this into account, however, upon review of the available regulations and interpretations, decided that it would not make the deductibility of Harken's compensation for federal income tax purposes a criterion to be used in establishing compensation of the named executives during the present review cycle. The Committee took into consideration the belief that the current compensation levels of these executives would not be subject to the cap. The Committee continues to recognize that compensation should meet standards of reasonableness and necessity, which have been part of the Internal Revenue Code for many years.

                                              By:   Donald W. Raymond
                                                    Dr. Gary  B Wood
                                                    Michael M. Ameen, Jr.

         This foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent it shall be specifically incorporated by reference; and shall not otherwise be deemed filed under such Acts.

                         PERFORMANCE OF THE COMMON STOCK

         The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Harken specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The graph below compares the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the Dow Jones Secondary Oils Stock Index over the same period (assuming the investment of $100 in the Common Stock, the S&P 500 Index and the Dow Jones Secondary Oils Stock Index on December 31, 1994 and reinvestment of all dividends).


                                    [GRAPH]


                                                1994      1995     1996     1997       1998      1999
                                                ----      ----     ----     ----       ----      ----

Harken Energy Corp.                            $ 100    $  80    $ 140     $ 330     $  90      $  40
S&P 500 Index                                    100      138      169       226       290        351
Dow Jones Secondary Oils Stock Index             100      116      143       151       111        125


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP has served as independent public accountants for Harken since fiscal year 1979. A representative of Arthur Andersen LLP will be invited to attend the Annual Meeting and to make a statement if such representative desires to do so, and, if in attendance, will be available to respond to appropriate questions.

         Harken has not selected independent public accountants for fiscal year 2000. Selection of independent public accountants for fiscal year 2000 will be made by the Board of Directors, based upon the recommendations of the Audit Committee.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors, which is composed of three independent non-employee directors, reviews and discusses with Harken's auditors and management Harken's audited financial statements. The Audit Committee does not now have a charter, but it plans to adopt a written charter at the Board of Director's meeting to be held following the Annual Meeting on June 13. The Audit Committee's report follows:


                                                  April 18, 2000

To the Board of Directors of Harken Energy Corporation:

         We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 1999.

         We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

         Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.


                                                 By:  Michael M. Ameen, Jr.
                                                      Gary R Petersen
                                                      Hobart A. Smith

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Harken's Directors and executive officers, and any persons who own more than ten percent of a registered class of Harken's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Harken. Directors, executive officers and greater than ten-percent stockholders are required by SEC regulations to furnish Harken with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms and written representations from certain reporting persons, Harken believes that all filing requirements applicable to its Directors, executive officers and persons who own more than 10% of a registered class of Harken's equity securities have been complied with during 1999.

                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Under the SEC's proxy rules, stockholder proposals that meet certain conditions may be included in Harken's proxy statement and form of proxy for a particular annual meeting. Stockholders that intend to present a proposal at Harken's 2001 Annual Meeting of Stockholders must send the proposal to Harken so that it is received at Harken's principal executive offices no later than December 31, 2000 to be considered for inclusion in the proxy statement and form of proxy related to the 2001 Annual Meeting of Stockholders. Stockholders that intend to present a proposal that will not be included in the proxy statement and the form of proxy, must give notice to Harken no later than March 15, 2001. Any and all such proposals and notices should be sent to the attention of the Secretary of Harken. Any and all such proposals should be in compliance with other applicable Securities and Exchange Commission regulations in order to be included in Harken's proxy materials or in its presentation at the 2001 Annual Meeting.


                                     By Order of the Board of Directors





                                     Larry E. Cummings,
                                     Secretary


Houston, Texas
April 28, 2000

                            HARKEN ENERGY CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 13, 2000


         The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Harken Energy Corporation ("Harken") to be held June 13, 2000, and (2) constitutes and appoints Sreven C. Voss, Larry E. Cummings and Karen S. Bustamante and each of them, attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name, place, and stead of the undersigned, to vote, and to act in accordance with the instructions set forth below with respect to, all of the shares of Common Stock of Harken standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at that meeting and at any meetings to which that meeting is adjourned. In their discretion, the proxies may vote upon such other matters as may properly come before the meeting.

         PROPOSAL ONE: Election of three Class A directors of Harken, to hold office in accordance with Harken's Certificate of Incorporation and Bylaws until the 2003 Annual Meeting of Stockholders.

         Nominees: Mikel D Faulkner, Bruce N. Huff and Gary R. Petersen.


         [ ] FOR each of the nominees listed above,  [ ]  WITHHOLD AUTHORITY to vote
             except marked to the contrary below.         for each of the nominees listed above.

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE NOMINEE, WRITE THE NAME OF SUCH NOMINEE IN THE SPACE PROVIDED BELOW.)

         ----------------------------------------------------------------------

         You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This Proxy will be voted as specified. If no specification is made this Proxy will be voted FOR the proposal. Your shares cannot be voted unless you sign and return this card.











--------------------------     -------------------------------      ------------
(Signature)                    (Signature)                          (Date)

   NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON, JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.